UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provisions of the Code of Ethics
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-10.1
EX-14.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) As previously reported, on December 10, 2010, Kenneth L. Blanchard retired as President and Chief Operating Officer of Superior Energy Services, Inc. (the “Company”). On February 23, 2011, the Board of Directors of the Company appointed David D. Dunlap, Chief Executive Officer of the Company, to succeed Mr. Blanchard as President of the Company effective immediately.
          Mr. Dunlap, age 49, has served as the Company’s Chief Executive Officer since April 2010. Mr. Dunlap has worked and held leadership positions in the oil and energy industry for more than 25 years. Prior to joining the Company, Mr. Dunlap had served since 2007 as Executive Vice President — Chief Operating Officer of BJ Services Company (“BJ Services”), a well services provider. He joined BJ Services in 1984 as a District Engineer. Prior to being promoted to Executive Vice President and Chief Operating Officer, he held the position of President of the International Division from 1995 through 2007.
          Mr. Dunlap will continue to serve as Chief Executive Officer of the Company, and there will be no change in Mr. Dunlap’s compensation from the Company in connection with his appointment as President.
(e) Approval of 2011 Annual Incentive Compensation Targets
          On February 22, 2011, the Compensation Committee of the Board of Directors of the Company approved the incentive compensation targets for its 2011 incentive bonus program. The parameters of the program provide for minimum, target and maximum cash bonus award levels, as a percentage of salary, based upon the achievement of 88.2%, 100.0% and 115.0% of a pre-tax income target that aligns with the Company’s financial goals.
          Depending on the Company’s financial performance relative to the targets, the bonus payout levels, which vary depending on the executive’s position, stated as a percentage of the officer’s annual salary, are as follows:

Position	Minimum	Target	Maximum
	(88.2% of Target)		(115.0% of Target)
CEO	50%	100%	200%
CFO	32.5%	65%	130%
Sr. EVP	30%	60%	120%
EVPs	27.5%	55%	110%
          If the financial performance occurs at a level in between these factors, a sliding scale is used to determine the appropriate payout factor. All bonuses are approved by the Compensation Committee upon the recommendation of Company management. The Compensation Committee retains the discretion to adjust any bonus amounts determined under the formulas described above in order to ensure that they are appropriate in light of the particular officer’s performance and the Company’s overall performance, including discretionary adjustments based on non-financial performance related metrics.
          Approval of 2010 Annual Incentive Compensation
          On February 22, 2011, the Compensation Committee of the Company’s Board of Directors approved 2010 annual cash bonus payments for the Company’s executive officers and other named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K). The Compensation Committee approved the bonus awards following an assessment of the Company’s achievement of its strategic, operational and financial related goals for 2010, as well as the performance of each executive officer during this period. The awards were made in accordance with the Company’s guidelines for its 2010 incentive bonus program, excluding an adjustment for safety performance. The annual bonus payments were approved in the following amounts:

2010 Annual Bonus
Payment
David D. Dunlap Chief Executive Officer and President	$1,121,096
Terence E. Hall Chairman; Former Executive Chairman and Chief Executive Officer	$1,650,000
Kenneth L. Blanchard Former President and Chief Operating Officer	$735,000
Robert S. Taylor Chief Financial Officer, Executive Vice President and Treasurer	$520,000
A. Patrick Bernard Senior Executive Vice President	$438,000
Patrick J. Campbell Executive Vice President	$330,000
          Mr. Dunlap’s 2010 annual bonus payment was prorated as of April 28, 2010, the effective date of his appointment as Chief Executive Officer of the Company. In addition, although each of Messrs. Hall and Blanchard assumed the role of senior advisor to the Company in December 2010, they remained entitled to receive an annual bonus for 2010.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On February 23, 2011, the Company’s Board of Directors approved amendments to, and restatement of, the Company’s Amended and Restated Bylaws, effective as of such date. The Board of Directors adopted the amended bylaws in connection with a general corporate governance review. The following summarizes the material changes reflected in the amended and restated bylaws adopted by the Company’s Board of Directors:

•	Section 2.4 substantially amends the prior “advance notice bylaw.” The advance notice bylaw generally prescribes and clarifies the procedures that the Company’s stockholders must follow to nominate directors or submit stockholder proposals, including requirements that stockholders provide certain information;

•	Section 5 was amended to distinguish between elected officers and appointed officers, and to update the titles and duties of the officers of the Company;

•	Section 7.3 substantially amends the prior record date bylaw provision and prescribes and clarifies the procedures for fixing the record date for stockholder notice, voting and dividends; and

•	Section 7.8 was added to provide that, unless the Board of Directors consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain actions involving the Company or its directors, officers, employees or agents.
          The foregoing description of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provisions of the Code of Ethics.
(a) On February 23, 2011, the Board of Directors adopted a revised Code of Business Ethics and Conduct (the “Code”), effective as of such date, that applies to all of the Company’s directors, officers and employees, as well as to directors, officers and employees of each subsidiary of the Company. The Code was revised, among other things, to (1) enhance its overall readability and understanding and (2) include provisions on corporate opportunities and fair dealing. The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code.
          The foregoing description of the amendments to the Company’s Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Ethics and Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference. A copy of the Code is also available free of charge on the Company’s website (www.superiorenergy.com).

Item 8.01	Other Events.
          On February 24, 2011, the Company issued a press release announcing the appointment of Mr. Dunlap as President and Mr. Samuel Hardy, Jr. as Executive Vice President. A copy of the press release is attached hereto as Exhibit 99.1.

          On February 23, 2011, the Board of Directors adopted the Superior Energy Services, Inc. Directors Deferred Compensation Plan in order to permit non-employee members of the Board of Directors to defer compensation received for service on the Board subject to applicable requirements of the Internal Revenue Code. A copy of the Directors Deferred Compensation Plan is attached hereto as Exhibit 10.1

Item 9.01.	Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of Superior Energy Services, Inc.

10.1	Superior Energy Services, Inc. Directors Deferred Compensation Plan.

14.1	Code of Business Ethics and Conduct.

99.1	Press release issued by Superior Energy Services, Inc., dated February 24, 2011.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: February 25, 2011